EXHIBIT 10.4

                              SCHOOLWEB SYSTEMS INC.
                          #280 - 815 West Hastings Street
                             Vancouver, BC V6C 1B4
                               Tel: (604) 608-2540
                               Fax: (604) 608-8775

March 8, 2002

Advanced Interactive Inc.
718 - 1350 Flamingo Road
Las Vegas, Nevada 89119

Attention: Mr. Karim Lakhani

-and-

Advanced Interactive Canada Inc.
2101 - 1177 West Hastings Street
Vancouver, BC V6E 2K3

Attention: Mr. Al Jamal

Dear Sirs:

Re: License Agreement (the "License Agreement") dated January 1,
2001 as amended July 17, 2001

This letter is written to confirm our agreement as follows:

1. The License Agreement between SchoolWeb Systems Inc. and SchoolWeb Holdings Inc. (collectively, "SchoolWeb") and Advanced Interactive Inc. / Advanced Interactive (Canada) Inc. (collectively, "AII") is amended such that SchoolWeb consents (as described in Schedule "A" hereto) to the granting to Hewlett Packard of the rights detailed in the Solutions Partner Agreement attached as Schedule "B" hereto.

2. AII and SchoolWeb agree that any funds received under the terms of the Solutions Partner Agreement shall be paid into a bank account maintained in the name of Alternet Systems Inc. (to which SchoolWeb is changing its name). This bank account
 (the "Bank Account") will have two signatories, Karim Lakhani (in his capacity as President of AII) and one signatory from SchoolWeb.

3. SchoolWeb agrees to distribute the funds in the Bank Account in accordance with the provisions of the License Agreement pertaining to the royalty due to AII for sales of caching server products which AII has licensed to SchoolWeb. Specifically, SchoolWeb will deduct its Cost of Goods Sold (including its costs of training, installation, configuration and providing help desk services) from the funds received under the terms of the Solutions Partner Agreement and distribute the remaining funds to SchoolWeb (as income) and to AII (as its royalty under the License Agreement).

4. SchoolWeb agrees that, in administering the bank account in paragraph 3 above, it will provide to AII an annual audit of all funds received and funds paid from the account.

5. SchoolWeb will provide AII with the name of the financial institution, the branch number, the account number and any other information which is required to be provided to Hewlett Packard to enable it to make the payments referred to paragraph 2 above and AII will instruct Hewlett Packard (or any division thereof, including Hewlett Packard Finance Division) to pay any amounts due under the Solutions Partner Agreement to this account.

6. The License Agreement is hereby amended such that SchoolWeb is granted the exclusive right, in North America (subject to the provisions of the Solutions Partner Agreement and of SchoolWeb's consent dated March 6 thereto), to sell all broadcast caching server software and hardware systems developed by AII (including that software known as Office
Server, SchoolWeb and HealthWeb).

7. The License Agreement is also amended such that SchoolWeb will have any and all right to trademark and use (as a trademark for SchoolWeb and Office Server software and hardware systems sold to indigenous communities) the trademark "1nterlink" (it is expressly acknowledged by SchoolWeb that AII does not own or have any rights to this trademark at present, that SchoolWeb will have to pursue the registration of this trademark without aid from AII and that AII makes no representation or warranty to SchoolWeb that this mark is registrable or does not conflict with existing marks). AII shall be permitted to use the 1nterlink mark to identify itself (in documents such as its annual reports or brochures) as a company connected to 1nterlink.

8. Nothing in this amendment to the License Agreement shall be deemed to amend the obligation of SchoolWeb to continue to make its monthly payments under the terms of the License Agreement.

9. The parties to the License Agreement agree that they shall, prior to April 30, 2002, draft a new License Agreement to reflect the terms of the License Agreement and all of the amendments thereto. This new License Agreement will contain no new terms or conditions but will supersede and replace the various agreements constituting the present License Agreement.

In all other ways, the License Agreement remains in full force and effect (as amended by this and other amendments).

Should the above terms and conditions accurately reflect your understanding of the terms of our agreement, please so indicate by signing this document below and returning it to our offices at
(604) 608-8775.

Yours truly,

SCHOOLWEB SYSTEMS INC.

/s/ Griffin Jones
Griffin Jones, Director


On behalf of AII, I have read, understood, acknowledged and accepted the terms and conditions of our amendment of the License
Agreement as outlined above


ADVANCED INTERACTIVE INC.                  ADVANCED INTERACTIVE CANADA INC.


/s/ Karim Lakhani                          /s/ Harry Davis
Karim Lakhani, President                   Harry Davis, President